UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2007

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Texas	333-62216	74--3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 ½ Abercorn Street, Savannah, GA 31405
(Address of principal executive offices / Zip Code)

912-352-7488
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 8.01 Other Events.

On May 22, 2007, Health Discovery Corporation (the “Company”) held a special meeting of the shareholders of the Company. The shareholders elected the following directors by at least a majority of the shares outstanding to serve until their successors are duly elected and qualified: Stephen D. Barnhill, M.D., William F. Quirk, Jr., and William M. Goldstein. At least two-thirds of the shares outstanding voted in favor of increasing the number of authorized shares of common stock from 200,000,000 to 300,000,000. At least a majority of the shares outstanding also voted to adjourn the meeting to allow for further solicitation of proxies with respect to the proposal to change the state of incorporation and to authorize 30,000,000 shares of blank check preferred stock. A notice of the date and time the meeting will reconvene is filed on this Form 8-K as Exhibit 99.1.

Item 9.01 Exhibits.

99.1 Notice of Reconvening of Special Meeting of Shareholders

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: May 23, 2007	By:	/s/ Daniel Furth
Daniel Furth
Principal Financial Officer

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